Exhibit 99.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Sallie Mae 401(k) Savings Plan (the “Plan”) on Form 11-K for the year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) the undersigned officers certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition of the Plan.

By:	/s/ C.E. ANDREWS
Name:	C.E. Andrews
Title:	Executive Vice President, Accounting and Risk Management
Date:	June 30, 2003

By:	/s/ MARIANNE M. KELER, ESQ.
Name:	Marianne M. Keler, Esq.
Title:	Executive Vice President, General Counsel and Plan Administrator
Date:	June 30, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan for five years and furnished to the Securities and Exchange Commission or its staff upon request.

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